UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) CEO Resignation

PriceSmart, Inc. (the “Company”) announced December 9, 2022 that Sherry Bahrambeygui will be resigning as Chief Executive Officer, effective February 3, 2023, the date of the Company’s annual stockholder meeting, in order to pursue new professional and philanthropic interests. As part of the PriceSmart leadership transition plan, Sherry will continue serving stockholders as a member of the Board of Directors of the Company. Prior to her tenure as CEO, she served on the Company’s Board as a director for eight years, including having served as Vice Chairman and Chair of the Compensation Committee. Between now and February 3, Ms. Bahrambeygui will continue her employment and will work towards the orderly transition of her responsibilities to other Company employees and agents. She has agreed to make herself available at the Company’s request for up to 100 hours of transition support during the twelve months following her resignation.

On December 9, 2022, the Company and Ms. Bahrambeygui entered into a Separation Agreement with Waiver and Release of Claims (the “Separation Agreement”) detailing the terms of her separation from the Company. Pursuant to the Separation Agreement, and in consideration of Ms. Bahrambeygui’s execution and non-revocation of a release of claims in favor of the Company and her agreement to provide transition support and abide by certain restrictive covenants, Ms. Bahrambeygui will receive severance equal to $1,500,000, payable upon her separation; an annual cash incentive without proration at the target level of $2,250,000, payable upon her separation; and contribution by the Company of the Company’s portion of the premium cost of Ms. Bahrambeygui’s participation and that of her eligible dependents in the Company’s group health plan for a period of 18 months following her last day of employment or until she has secured other employment, whichever occurs first. In addition, subject to Ms. Bahrambeygui’s execution and non-revocation of a release of claims in favor of the Company and her continuing to provide the transition support and abide by certain restrictive covenants, Ms. Bahrambeygui will retain restricted stock awards and performance stock units covering a total of 97,122 shares of the Company’s common stock, 82,474 of which will vest immediately upon her separation and 14,648 of which will vest in October 2023. Vesting of performance stock units tied to fiscal year 2023 performance will vest at target levels without regard to satisfaction of the applicable performance criteria. Ms. Bahrambeygui will not be eligible for any increases in the number of shares covered by performance stock awards based on corporate performance above target levels for fiscal year 2023. For a period of two years following the date of her separation agreement, Ms. Bahrambeygui will be subject to customary customer and supplier non-solicitation and employee non-solicitation restrictions.

The foregoing description is qualified in its entirety by the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(c) Appointment of Interim CEO; Promotion to President

Upon Ms. Bahrambeygui’s resignation, Robert E. Price will become Interim Chief Executive Officer. Mr. Price has been Chairman of the Board of Directors of the Company since its spin-off from Price Enterprises, Inc. in 1997. He served as Executive Chairman from October 2018 to February 2020. Mr. Price also served as Chief Executive Officer and President of the Company at various times during the Company’s history, most recently as Chief Executive Officer from April 2006 until July 2010. Mr. Price was a founder of The Price Company, which operated the Price Club, and served as its Chief Executive Officer and a member of its board of directors from the time of The Price Company’s founding in 1976 until The Price Company’s merger with Costco Wholesale Corp. in 1993. Mr. Price was Chairman of the Board of Price/Costco, Inc. from October 1993 until December 1994 and Chairman of Price Enterprises from July 1994 until September 1997. Mr. Price currently serves as a Manager of The Price Group, LLC and as Chairman and President of Price Philanthropies Foundation and the Allison and Robert Price Family Foundation. Price Philanthropies is a private family foundation that supports charitable activities in the Company’s markets and San Diego, California. Mr. Price is also President of the Aaron Price Fellows Foundation, the sponsor of the Aaron Price Fellows Program. Mr. Price is 80 years old. Mr. Price is the father of David Price who currently serves as the Company’s Vice President – Environmental and Social Responsibility and as a member of the Board of Directors. Mr. David Price will be promoted to Executive Vice President and Chief of Staff to the Interim CEO upon Ms. Bahrambeygui’s resignation.

John Hildebrandt, the Company’s Executive Vice President and Chief Operating Officer, has been promoted to President and Chief Operating Officer effective immediately. He has been Executive Vice President and Chief Operating Officer of the Company since May 2022. He held the position of Executive Vice President and Acting Chief Operating Officer from March 2022 to May 2022. Mr. Hildebrandt previously served as Executive Vice President — Operations of the Company from February 2010 to February 2022. Mr. Hildebrandt served as Executive Vice President—Central America and Trinidad Operations from March 2009 through January 2010, as Executive Vice President—Central America Operations from August 2003 until February 2009, as Executive Vice President—Caribbean and Asia Operations from July 2001 until July 2003 and as Senior Vice President of the Company from September 2000 until July 2001. Mr. Hildebrandt previously served as Vice President of the Company from September 1998 until August 2000, overseeing operations in Central America. Mr. Hildebrandt served as the Company’s Country Manager in the Philippines and Panama from August 1997 until August 1998, and as Price Enterprises’ Country Manager in the Philippines and Panama from 1996 until the Company was spun off from Price Enterprises in August 1997. Prior to joining Price Enterprises as Country Manager in 1996, Mr. Hildebrandt was a Senior Operations Manager of Price/Costco from 1994 through 1996, and served in various management roles for The Price Company beginning in 1979. Mr. Hildebrandt is 64 years old.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2022, the Board of Directors of PriceSmart, Inc. (the “Company”) approved an amendment to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), which became effective immediately. The amendment amends and restates Section 5 of Article II of the Bylaws to change the standard for approval of matters subject to a vote of the stockholders such that “broker non-votes” will be excluded from shares considered to be present and voting on such matters.

The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 3.2 to this report and is hereby incorporated into this item by reference.

Item 9.01. Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
3.1(1)	Second Amended and Restated Bylaws of PriceSmart, Inc.
3.2	Amendment to Second Amended and Restated Bylaws of PriceSmart, Inc.
10.1	Separation Agreement and Waiver and Release of Claims dated December 9, 2022 between Sherry S. Bahrambeygui and the Company
99.1	Press Release dated December 9, 2022
104	The cover page from this Current report on Form 8-K, formatted in Inline XBRL.

(1)Incorporated by reference to the Company’s Form 8-K Filed with the Commission on July 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2022	/s/ FRANCISCO VELASCO
Francisco Velasco
Executive Vice President, General Counsel and Secretary